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                                                                    EXHIBIT 99.2

                           MASTER LOAN SALE AGREEMENT
       (PHEAA Student Loan Foundation, Inc. to PHEAA Student Loan Trust I)

                  This Master Loan Sale Agreement (this "Agreement") is made and entered into as of ___________, 2003, by and among PHEAA Student Loan Trust I, a Delaware statutory trust (the "Purchaser") acting by and through Manufacturers and Traders Trust Company (or any additional or successor entity appointed by Purchaser), not individually but solely in its capacity as eligible lender trustee (the "Eligible Lender Trustee") and PHEAA Student Loan Foundation, Inc., a Pennsylvania nonprofit corporation (the "Seller") acting by and through Manufacturers and Traders Trust Company, not individually but solely as eligible lender trustee (the "Seller Trustee").

                                   WITNESSETH

                  WHEREAS, the Purchaser, by and through the Eligible Lender Trustee, desires to purchase and acquire from the Seller, by and through the Seller Trustee, certain FFELP Loans (as defined below) made to assist students in obtaining a post-secondary education, title to which will be held by the Eligible Lender Trustee pursuant to the Eligible Lender Trust Agreement, and the Seller, by and through the Seller Trustee, desires to sell and contribute certain FFELP Loans to the Purchaser, title to which will be held by and through the Eligible Lender Trustee, in accordance with the terms and conditions of this Agreement.

                  WHEREAS, the Seller is the settlor and sole beneficiary of the Purchaser.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties, intending to be legally bound, agree as follows:

                  Section 1. Definitions.

                  "Agreement" means this Loan Sale Agreement including all exhibits and schedules attached hereto, and any addenda, supplements or amendments hereto.

                  "Borrower" means the student or parent obligor under an Eligible Loan.

                  "Business Day" means any day (i) other than a Saturday or a Sunday or (ii) upon which banking and financial institutions in the Commonwealth of Pennsylvania are authorized or obligated by law or government decree to be closed.

                  "Eligible Lender Trust Agreement" means the Issuer Eligible Lender Trust Agreement, dated ______________, 2003, between the Eligible Lender Trustee and the Purchaser.

                  "Eligible Lender Trustee" means Manufacturers and Traders Trust Company (or any additional or successor entity appointed by Purchaser), not individually but solely in its capacity as eligible lender trustee on behalf of the Purchaser.

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                  "Eligible Loan" means a FFELP Loan which (i) has been or will be made to a Borrower for post-secondary education; (ii) is Guaranteed; (iii) if such FFELP Loan is a subsidized Stafford loan, qualifies the holder thereof to receive Interest Subsidy Payments and Special Allowance Payments; if such FFELP Loan is a consolidation loan authorized under Section 428C of the Higher Education Act, qualifies the holder thereof to receive Interest Subsidy Payments and Special Allowance Payments to the extent applicable; and if such FFELP Loan is a PLUS loan authorized under Section 428B of the Higher Education Act, or an unsubsidized Stafford loan authorized under Section 428H of the Higher Education Act, such FFELP Loan qualifies the holder thereof to receive Special Allowance Payments; (iv) is either (A) a consolidation loan or (B) was originated to, or to parents on behalf of, a borrower attending a four-year college or university or enrolled in a graduate degree program; and (v) complies with each representation and warranty with respect thereto contained herein.

                  "Federal Contracts" means all agreements between a Guarantee Agency and the Secretary of Education providing for the payment by the Secretary of Education of amounts authorized to be paid pursuant to the Higher Education Act, including, but not limited to, reimbursement of amounts paid or payable upon defaulted Eligible Loans and other student loans insured or guaranteed by any Guarantee Agency and Interest Subsidy Payments and Special Allowance Payments, if applicable, to holders of qualifying student loans guaranteed by any Guarantee Agency.

                  "FFELP Loans" means those specific loans acquired by the Eligible Lender Trustee, on behalf of the Purchaser, from the Seller Trustee on behalf of the Seller pursuant to this Agreement, inclusive of the promissory notes evidencing such loans, the related documentation and the proceeds in connection with each thereof, which were originated pursuant to the Federal Family Education Loan Program and the Higher Education Act.

                  "Guarantee" means, with respect to a FFELP Loan, the guarantee by the Guarantee Agency, in accordance with the terms and conditions of the Guarantee Agreement, of the principal of and accrued interest on the FFELP Loan to the maximum extent permitted under the Higher Education Act on FFELP Loans which have been originated, held and serviced in full compliance with the Higher Education Act, and the coverage of the FFELP Loan by the Federal Contracts providing, among other things, for reimbursement to the Guarantee Agency for losses incurred by it on defaulted Eligible Loans guaranteed by it to the extent of the maximum reimbursement allowed by the Federal Contracts.

                  "Guarantee Agency" means a state agency or a private nonprofit institution or organization which administers a student loan guaranty program within a state, or any successors and assignees thereof, pursuant to which such agency, institution or organization guarantees or insures student loans, and which has entered into a Guarantee Agreement with the Eligible Lender Trustee on behalf of the Purchaser.

                  "Guarantee Agreement" means the Federal Contracts, an agreement between a Guarantee Agency and either the Eligible Lender Trustee or the Seller Trustee providing for the Guarantee by such Guarantee Agency of the principal of and accrued interest on Eligible Loans to Borrowers, made or acquired by the Eligible Lender Trustee or the Seller Trustee from time to time, and any other similar guarantee issued or agreement made by a Guarantee Agency to the Purchaser or the Eligible Lender Trustee pertaining to Eligible Loans.

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                  "Guaranteed" means, with respect to an FFELP Loan, that such loan is covered by a Guarantee.

                  "Higher Education Act" shall mean Title IV, Parts B, F and G, of the Higher Education Act of 1965, as amended or supplemented and in effect from time to time, or any successor enactment thereto, and all regulations promulgated thereunder and any directives issued by the Secretary of Education.

                  "Interest Subsidy Payments" means interest subsidy payments received from the Secretary of Education pursuant to Section 428 of the Higher Education Act or similar payments authorized by federal law or regulation.

                  "Issuer" means PHEAA Student Loan Trust I.

                  "Loan Purchase Date" means each date on which the Eligible Lender Trustee, on behalf of the Purchaser, acquires Eligible Loans from the Seller Trustee, on behalf of the Seller, as described in Section 2(b) hereof.

                  "Loan Transfer Addendum" means a Loan Transfer Addendum, in the form set forth in Exhibit A executed by the Seller, the Seller Trustee, the Purchaser and the Eligible Lender Trustee.

                  "Loan Transfer Schedule" means a written schedule in the form attached to the Loan Transfer Addendum.

                  "Master Loan Sale Agreement" means the Master Loan Sale and Contribution Agreement by and among PHEAA Student Foundation, Inc., acting by and through Manufacturers and Traders Trust Company, not individually but solely as eligible lender trustee and The Pennsylvania Higher Education Assistance Agency including all exhibits and schedules attached hereto, and any addenda, supplements or amendments hereto.

                  "Master Note" means a Master Promissory Note in the form mandated by Section 432(m)(1)(D) of the Higher Education Act, as added by Pub.
L. 105-244, ss. 427, 112 Stat. 1702 (1998) as amended by Public Law No: 106-554
(enacted December 21, 2000) and as codified at 20 U.S.C. ss. 1082(m)(1).

                  "MPN Loan" means a FFELP Loan evidenced by a Master Note.

                  "Purchaser" PHEAA Student Loan Trust I.

                  "Secretary of Education" means the Commissioner of Education and the Secretary of the United States Department of Education (who succeeded to the functions of the Commissioner of Education pursuant to the Department of Education Organization Act), or any officer, board, body, commission or agency succeeding to the functions thereof under the Higher Education Act.

                  "Seller" means PHEAA Student Loan Foundation, Inc.

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                  "Seller Trustee" means Manufacturers and Traders Trust
Company, not individually but solely in its capacity as eligible lender trustee acting on behalf of the Seller (the "Seller Trustee").

                  "Special Allowance Payments" means special allowance payments authorized to be made by the Secretary of Education pursuant to Section 438 of the Higher Education Act or similar allowances authorized from time to time by federal law or regulation.

                  "UCC" means the Uniform Commercial Code, as amended from time to time.

                  Section 2. Sale and Contribution of FFELP Loans.

                           (a)      Subject to the terms and conditions and in
reliance upon the representations, warranties and agreements set forth herein, the Seller, acting by and through the Seller Trustee, does hereby either sell, transfer, assign, and set over, without recourse (except as expressly provided herein), to the Eligible Lender Trustee, acting on behalf of the Purchaser; and the Purchaser, acting by and through the Eligible Lender Trustee under the Eligible Lender Trust Agreement, does hereby acquire from the Seller, all of Seller's right, title and interest in and to those certain FFELP Loans which are Eligible Loans in the aggregate unpaid principal amount as set forth in the Loan Transfer Addendum. Such sale and transfer shall be effective as of the date set forth in the applicable Loan Transfer Addendum.

                           (b)      From time to time, on any Loan Purchase Date
as shall be designated in the future by the parties hereto, additional FFELP Loans which are Eligible Loans may be either sold or contributed, and upon the occurrence thereof, shall be transferred, assigned and set over, without recourse (except as expressly provided herein), to the Eligible Lender Trustee, acting on behalf of the Purchaser; and the Purchaser, acting by and through the Eligible Lender Trustee under the Eligible Lender Trust Agreement, shall acquire from the Seller, all of Seller's right, title and interest in and to those certain FFELP Loans upon (i) the execution and delivery by the parties of an additional Loan Transfer Addendum which shall set forth the aggregate unpaid principal amount of the related Eligible Loans contained in such portfolio, and
(ii) the Seller's delivery to the Purchaser of all documents required under
Section 4 hereof with respect to such Eligible Loans as of the applicable Loan Purchase Date. Any subsequent acquisition of additional FFELP Loans shall be governed in all respects by this Agreement together with the Loan Transfer Addendum pertaining to such portfolio. With respect to any subsequent acquisition of an additional portfolio of FFELP Loans pursuant hereto, the parties hereto shall have executed a Loan Transfer Addendum not less than one Business Day prior to the applicable Loan Purchase Date.

                           (c)      Consummation of the sale and contribution of
each FFELP Loan shall require execution and delivery to the Purchaser of (i) a Seller's Closing Certificate dated as of the applicable Loan Purchase Date in the form of Exhibit B hereto (and delivery of the documents described in Exhibit
B) (a "Seller's Closing Certificate"); (ii) a Blanket Endorsement dated as of the applicable Loan Purchase Date in the form set forth in Exhibit C hereto (each, a "Blanket Endorsement"); and (iii) a Bill of Sale dated as of the applicable Loan Purchase Date in the form set forth in Exhibit D hereto (each, a "Bill of Sale").

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                           (d)      It is the express intention of the parties
hereto that the conveyance from Seller Trustee on behalf of the Seller to the Eligible Lender Trustee on behalf of the Purchaser be, and be construed as a sale and contribution of the FFELP Loans, and not a pledge by Seller to the Eligible Lender Trustee on behalf of the Purchaser to secure a debt or other obligation of the Seller. However, if, notwithstanding the aforementioned intent of the parties, any such FFELP Loans are held to be the property of the Seller, then it is the express intent of the parties that such conveyance be deemed as a pledge of such FFELP Loans to the Eligible Lender on behalf of the Purchaser to secure a debt or other obligation of the Seller and that this Agreement constitute a security agreement within the meaning of the UCC. Accordingly, the Seller hereby grants to the Eligible Lender Trustee on behalf of the Purchaser a first priority, continuing lien and security interest in all right, title and interest of the Seller in, to and under the FFELP Loans sold pursuant to this Agreement, and all proceeds in respect thereof. The Seller shall take such actions as may be necessary to ensure that if this Agreement were deemed to create a security interest, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such for the term of this Agreement.

         In furtherance of the foregoing, the Seller hereby authorizes the Purchaser to file a UCC-1 financing statement identifying the Seller as debtor and the Purchaser as secured party and describing the FFELP Loans subject to this Agreement. The Seller shall not organize under the law of any jurisdiction other than the state under which it is organized as of the initial Loan Purchase Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to the Purchaser. Before effecting such change, the Seller shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the Purchaser's interests in the FFELP Loans.

                           (e)      Delivery and payment for the FFELP Loans
shall take place at a location agreed to by the parties not later than the applicable Loan Purchase Date set forth in the Loan Transfer Addendum pertaining to such FFELP Loans.

                           (f)      Subject to the terms and conditions of this
Agreement, the Purchaser agrees to acquire the FFELP Loans by and through the Eligible Lender Trustee at the price set forth in or determined pursuant to the applicable Loan Transfer Addendum. The excess of the fair market value of the FFELP Loans acquired over such price, if any, shall be deemed a contribution by Seller to the capital of the Purchaser. Seller shall continue due diligence (as defined in the Higher Education Act) servicing in compliance with the Higher Education Act with respect to each FFELP Loan, at Seller's cost, up to the applicable Loan Purchase Date; thereafter, servicing shall be paid for by, and shall be the responsibility of, the Purchaser.

                           (g)      If the Pennsylvania Higher Education
Assistance Agency ("PHEAA") rebates to Seller any unamortized premium on a FFELP Loan transferred by Seller to Purchaser hereunder (the "Repaid Loan") because PHEAA originates a FFELP Loan that is a consolidation loan under Section 428C of the Higher Education Act and part or all of the proceeds of such consolidation loan are used to repay the principal and interest due on the Repaid Loan, then Seller shall rebate to Purchaser any unamortized premium paid by PHEAA to Seller in connection with such Repaid Loan.

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                  Section 3. Assignment of Master Loan Sale Agreement. The
Seller hereby assigns all of its right, title and interest in the Master Loan Sale Agreement to the Purchaser in its individual capacity and not acting by and through the Eligible Lender Trustee.

                  Section 4. Representations and Warranties of the Seller, the Purchaser and the Eligible Lender Trustee.

                           (a)      Seller hereby represents to the Purchaser
and the Eligible Lender Trustee as of each Loan Purchase Date that:

                                    (i)      Due Authority. The Seller has, in
         all material respects, all requisite power and authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is conducted, and to execute, deliver and perform its obligations under this Agreement.

                                    (ii)     No Violation. The execution and
         delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms, conditions and provisions of this Agreement do not and will not conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which the Seller is a party or by which it is bound or constitute a default thereunder.

                                    (iii)    No Conflicts. The Seller is not a
         party to or bound by any agreement or instrument or subject to any restriction in its charter or other organizational document or subject to any judgment, order, writ, injunction, decree, law, rule or regulation which may materially and adversely affect the ability of the Seller to perform its obligations under this Agreement and this Agreement constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and general equitable principles.

                                    (iv)     No Consent Required. No consent,
         approval or authorization is required in connection with the consummation of the transactions herein contemplated, except for those that have been obtained.

                                    (v)      Organization and Good Standing. The
         Seller is duly organized, validly existing and in good standing under the laws of its applicable jurisdiction of organization.

                           (b)      The Purchaser hereby represents to the
Seller and the Eligible Lender Trustee as of each Loan Purchase Date that:

                                    (i)      Due Authority. The Purchaser has,
         in all material respects, all requisite power and authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is conducted, and to execute, deliver and perform its obligations under this Agreement.

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                                    (ii)     No Violation. The execution and
         delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms, conditions and provisions of this Agreement do not and will not conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which the Purchaser is a party or by which it is bound or constitute a default thereunder.

                                    (iii)    No Conflicts. The Purchaser is not
         a party to or bound by any agreement or instrument or subject to any restriction in its charter or other organizational document or subject to any judgment, order, writ, injunction, decree, law, rule or regulation which may materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement and this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and general equitable principles.

                                    (iv)     No Consent Required. No consent,
         approval or authorization is required in connection with the consummation of the transactions herein contemplated, except for those that have been obtained.

                                    (v)      Organization and Good Standing. The
         Purchaser is duly organized, validly existing and in good standing under the laws of its applicable jurisdiction of organization.

                           (c)      The Eligible Lender Trustee hereby
represents to the Purchaser and the Seller as of each Loan Purchase Date that:

                                    (i)      Due Authority. The Eligible Lender
         Trustee has, in all material respects, all requisite power and authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is conducted, and to execute, deliver and perform its obligations under this Agreement.

                                    (ii)     No Violation. The execution and
         delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms, conditions and provisions of this Agreement do not and will not conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which the Eligible Lender Trustee is a party or by which it is bound or constitute a default thereunder.

                                    (iii)    No Conflicts. The Eligible Lender
         Trustee is not a party to or bound by any agreement or instrument or subject to any restriction in its charter or other organizational document or subject to any judgment, order, writ, injunction, decree, law, rule or regulation which may materially and adversely affect the ability of the Eligible Lender Trustee to perform its obligations under this Agreement and this Agreement constitutes a valid and binding obligation of the Eligible Lender Trustee enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and general equitable principles.

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                                    (iv)     No Consent Required. No consent,
         approval or authorization is required in connection with the consummation of the transactions herein contemplated, except for those that have been obtained.

                                    (v)      Organization and Good Standing. The
         Eligible Lender Trustee is duly organized, validly existing and in good standing under the laws of its applicable jurisdiction of organization.

         The representations and warranties set forth in this Section 4 shall survive the transfer and assignment of the FFELP Loans to Purchaser by and through the Eligible Lender Trustee. Upon discovery by Seller, Purchaser or the Eligible Lender Trustee of a breach of any of the representations and warranties set forth in this Section 4, the party discovering such breach shall give prompt notice to the other party.

                  Section 5. Representations and Warranties of the Seller Relating to the FFELP Loans. The Seller hereby represents to Purchaser as of each Loan Purchase Date with respect to the FFELP Loans transferred on such Loan Purchase Date that:

                           (a)      Loan Transfer Schedule True and Correct. Any
information furnished by the Seller to the Purchaser, the Eligible Lender Trustee or either of their respective agents with respect to a FFELP Loan on the Loan Transfer Schedule attached to the applicable Loan Transfer Addendum is true and correct in all material respects.

                           (b)      No Defenses. No counterclaim, offset,
defense or right to rescission exists with respect to any FFELP Loan which can be asserted and maintained or which, with notice, lapse of time or the occurrence or failure to occur of any act or event could be asserted and maintained by the Borrower against the Seller or the Purchaser as assignee thereof.

                           (c)      Applicable Rate of Interest. No FFELP Loan
carries a rate of interest less than, or in excess of, the applicable rate of interest required by the Higher Education Act. [If the Higher Education Act permits the Seller to charge an interest rate less than the applicable rate of interest, no FFELP Loan acquired hereunder bears interest at a rate lower than the applicable rate of interest; provided, however, that the Purchaser may approve, in its sole discretion, in writing, interest reductions which are part of a borrower repayment incentive program of the Seller, the terms of which have been fully described in detail and in writing to the Purchaser].

                           (d)      Enforceability. Each FFELP Loan constitutes
the legal, valid and binding obligation of the Borrower thereof, enforceable in accordance with its terms.

                           (e)      Compliance with Higher Education Act. Each
FFELP Loan complies with all requirements of the Higher Education Act to the extent necessary to maintain the related Guarantee and eligibility for all applicable Special Allowance Payments and Interest Subsidy Payments, and is an Eligible Loan.

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                           (f)      Eligible Lender. The Eligible Lender
Trustee, on behalf of the Seller, has applied for and received the Secretary of Education's or a Guarantee Agency's designation as an "Eligible Lender" under the Higher Education Act, and the Eligible Lender Trustee, on behalf of the Seller, has entered into all agreements required to be entered into for participation in the Federal Family Education Loan Program under the Higher Education Act.

                           (g)      Sole Owner, No Encumbrances. The Seller is
the sole owner and holder of each FFELP Loan and has full right and authority to sell and contribute the same free and clear of all liens, claims or encumbrances; and immediately prior to the transfer of each FFELP Loan by the Seller, each such FFELP Loan is free of any and all liens, claims, encumbrances and security interests of any description.

                           (h)      Due Diligence. With respect to each FFELP
Loan, the Seller and any independent servicer have each exercised and shall continue to exercise, until the related Loan Purchase Date, due diligence (as defined under the Higher Education Act) and reasonable care in originating, administering, servicing and collecting the FFELP Loans.

                           (i)      Origination Fees. The Seller or the lender
that originated a FFELP Loan has reported the amount of origination fees, if any, authorized to be collected with respect to the loan pursuant to Section 438(c) of the Higher Education Act to the Secretary of Education for the period in which the fee was authorized to be collected.

                           (j)      Refunds Paid. The Seller or originating
lender has made any refund of an origination fee collected in connection with any FFELP Loan which may be required pursuant to the Higher Education Act.

                           (k)      Guarantees. Each FFELP Loan is Guaranteed;
each Guarantee is in full force and effect, is freely transferable as an incident to the transfer of the related FFELP Loan and is valid and binding upon the parties thereto; all amounts due and payable to the Secretary of Education or a Guarantee Agency, as the case may be, have been or will be paid in full by the Seller, and none of the FFELP Loans has at any time been tendered to either the Secretary of Education or any Guarantee Agency for payment.

                           (l)      Compliance with Law. Each FFELP Loan was
made in compliance with all applicable local, state and federal laws, rules and regulations, including, without limitation, all applicable nondiscrimination, truth-in-lending, consumer credit and usury laws.

                           (m)      Binding Obligation. Each FFELP Loan is
evidenced by an executed promissory note (which may be in electronic form), which note is a valid and binding obligation of the Borrower, enforceable by or on behalf of the holder thereof in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws relating to or affecting creditors' rights. All documentation required by the related Guarantor in connection with the payment of a claim on such FFELP Loan is in the possession of the applicable servicer or subservicer as the case may be.

                           (n)      No Delinquencies over 90 Days. No FFELP Loan
has a payment that is more than 90 days overdue.

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                           (o)      Interest Accrual. Each FFELP Loan is
accruing interest (whether or not such interest is being paid currently, either by the Borrower or the Secretary of Education), or such interest is being capitalized.

                           (p)      Account Classification. Each FFELP Loan
constitutes an "account" within the meaning of the applicable Uniform Commercial Code.

                           (q)      No Pledge of Collateral. Other than pursuant
to this Agreement, the Seller has not pledged, assigned, transferred, granted a security interest in, or otherwise conveyed any of the FFELP Loans. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the FFELP Loans other than any financing statement relating to transfer of the FFELP Loans pursuant to this Agreement. The Seller is not aware of any judgment or tax lien filings against the Seller. None of the FFELP Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any person other than the Purchaser.

                           (r)      Record Ownership in Eligible Lender. Upon
consummation of the sale and contribution on a Loan Purchase Date the Seller's records and those of its servicer will indicate that the FFELP Loans transferred to Purchaser on that date are owned by the Eligible Lender Trustee on behalf of Purchaser.

         Each representation and warranty with respect to a FFELP Loan contained in this Section 5 shall survive the related Loan Purchase Date and the assignment of such FFELP Loan to Purchaser by and through the Eligible Lender Trustee. Upon discovery by the Seller, the Purchaser, or the Eligible Lender Trustee of a breach of any of the representations and warranties set forth in this Section 5, the party discovering such breach shall give prompt notice to the other party.

                  Section 6. Conditions of Purchase. The Purchaser's obligation to acquire and pay for the FFELP Loans hereunder by and through the Eligible Lender Trustee as of any applicable Loan Purchase Date shall be subject to each of the following conditions precedent:

                           (a)      All representations, warranties and
statements by or on behalf of the Seller contained in this Agreement shall be true on the applicable Loan Purchase Date.

                           (b)      Any notification to or approval by the
Secretary of Education or a Guarantee Agency required by the Higher Education Act or a Guarantee Agreement as a condition to the assignment of the FFELP Loans shall have been made or received and evidence thereof delivered to the Purchaser.

                           (c)      The entire interest of the Seller in each
FFELP Loan shall have been duly transferred pursuant to a Blanket Endorsement, such endorsement to be without recourse except as provided in Section 8 hereof.

                           (d)      Physical custody and possession of the FFELP
Loans (including all information and documentation which is described in a Seller's Closing Certificate) shall be transferred in the manner directed by the Purchaser.

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                           (e)      Delivery by the Seller to the Purchaser on
or before the applicable Loan Purchase Date of the following documentation: a Seller's Closing Certificate; a Blanket Endorsement; a Bill of Sale; and UCC-1 Financing Statements reflecting the transfer from the Seller to the Eligible Lender Trustee on behalf of the Purchaser.

                           (f)      Delivery by the Seller to the Purchaser, not
less than one business day prior to the applicable Loan Purchase Date, of a fully executed and completed Loan Transfer Addendum, with respect to FFELP Loans referred to in the related Bill of Sale.

                           (g)      Adequate funds are available to the
Purchaser from an indenture or other financing agreement relating to notes which will finance the acquisition of FFELP Loans under this Agreement.

                  Section 7. Rejection of FFELP Loans.

                           (a)      If (i) the Seller is unable to make or
furnish the representations and warranties required to be made or furnished by it pursuant to this Agreement as to a FFELP Loan or (ii) the Purchaser determines that the Seller is unable to fulfill one or more covenants or conditions of this Agreement as to a FFELP Loan, or (iii) the Purchaser, in its reasonable judgment, deems that a FFELP Loan does not comply with the terms and conditions of this Agreement or is not being delivered in compliance with such terms and conditions, or (iv) the Purchaser, in its reasonable judgment, deems that a FFELP Loan is for any reason unacceptable to it, then the Purchaser may refuse to accept and pay for such FFELP Loan (or any substitute FFELP Loan offered by the Seller in lieu thereof).

                           (b)      If the Purchaser rejects a FFELP Loan, the
Purchaser shall provide notice to the Seller by registered mail, together with a letter identifying each rejected FFELP stating the basis for its rejection, and a demand for repurchase of each such FFELP Loan. Purchaser or its designee shall deliver any documentation or loan file in its possession with respect to each rejected FFELP to the Seller or its designee as soon as practicable after Purchaser's determination thereof.

                  The liability of the Purchaser in connection with the loss of or damage to any FFELP Loan to be returned to the Seller is limited to such loss or damage occurring as a result of its gross negligence or willful misconduct in handling or safekeeping FFELP Loans.

                  Section 8. Repurchase Obligation. If:

                           (a)      any representation or warranty made or
furnished by the Seller or the Eligible Lender Trustee pursuant to Sections 5 and 12(a) of this Agreement shall prove to have been materially incorrect;

                           (b)      the Secretary of Education or a Guarantee
Agency, as the case may be, refuses to honor all or part of a claim filed with respect to a FFELP Loan, including any claim for Interest Subsidy Payments, Special Allowance Payments, insurance, reinsurance or Guarantee payments on account of any circumstance or event that occurred prior to the sale and contribution of such FFELP Loan to the Purchaser by and through the Eligible Lender Trustee;

                           (c)      on account of any wrongful or negligent act
or omission of the Seller, the originating lender or its or their servicing agents, that occurred prior to the sale and contribution of a FFELP Loan to the Purchaser, a defense that makes the loan unenforceable is asserted by a Borrower, maker or endorser, if any, of the FFELP Loan with respect to his or her obligation to pay all or any part of the FFELP Loan;

                           (d)      a FFELP Loan is required to be repurchased
pursuant to subsection 7(b); or

                           (e)      the obligation that Seller purports to be a
FFELP Loan is not, in fact, a FFELP Loan;

then the Seller, acting by and through the Seller Trustee, shall be obligated to repurchase such FFELP Loan or purported FFELP Loan upon the request of the Purchaser or any assignee of the Purchaser hereunder by paying to the Purchaser or such assignee an amount equal to (a) the then outstanding principal balance of such FFELP Loan or purported FFELP Loan, plus (b) all interest accrued and unpaid on such FFELP Loan or purported FFELP Loan calculated from the applicable Loan Purchase Date to and including the date of repurchase, plus (c) all applicable Special Allowance Payments accrued and unpaid with respect to such FFELP Loan or purported FFELP Loan calculated from the applicable Loan Purchase Date to and including the date of repurchase, plus (d) any amounts owed to the Secretary of Education with respect to the repurchased FFELP Loan or purported FFELP Loan, or such other repurchase amount as shall be set forth in the related Loan Transfer Addendum.

                  Section 9. Notification to Borrowers. The servicing agent on behalf of the Seller shall notify Borrowers under the FFELP Loans as required by the Higher Education Act of the assignment and transfer to the Eligible Lender Trustee of the Seller's interest in such FFELP Loans, and the Seller shall direct each Borrower to make all payments thereon directly to the Purchaser or as it may otherwise designate.

                  Section 10. Obligations To Forward Payments and
Communications.

                           (a)      The Seller shall promptly remit, or cause to
be remitted, to the Purchaser all funds received by the Seller after the applicable Loan Purchase Date that constitute payments of principal or interest (including Interest Subsidy Payments) or Special Allowance Payments accrued after the applicable Loan Purchase Date with respect to any FFELP Loan.

                           (b)      The Seller shall immediately transmit to the
Purchaser any communication received by the Seller after the applicable Loan Purchase Date with respect to a FFELP Loan or the Borrower under such a FFELP Loan. Such communication shall include, but not be limited to, letters, notices of death or disability, adjudication of bankruptcy and similar documents and forms requesting deferment of repayment or loan cancellations.

                  Section 11. Payment of Expenses and Taxes. Each party to this Agreement shall pay its own expenses incurred in connection with the preparation, execution and delivery of this Agreement and the transactions herein contemplated, including, but not limited to, the fees and disbursements of counsel; provided, however, that Seller shall pay any transfer or other taxes and recording or filing fees payable in connection with the sale and contribution of the FFELP Loans.

                  Section 12. Special Provisions Relating to MPN Loans.

                           (a)      The Seller hereby represents and warrants
that the Seller is transferring all of its right, title and interest in the MPN Loans to the Purchaser in Purchaser's individual capacity and not acting by and through the Eligible Lender Trustee, that it has not assigned any interest in such MPN Loans (other than security interests that have been released or ownership interests that the Seller has reacquired) to any person other than the Purchaser, and that no prior holder of the MPN Loans has assigned any interest in such MPN Loans (other than security interests that have been released or ownership interests that such prior holder has reacquired) to any person other than a predecessor in title to the Seller. The Seller hereby covenants that the Seller shall not attempt to transfer to any other person any interest in any MPN Loan transferred hereunder.

                           (b)      The Seller hereby authorizes the Purchaser
to file a UCC-1 financing statement identifying the Seller as debtor and the Purchaser as secured party and describing the MPN Loans transferred pursuant to this Agreement. The preparation or filing of such UCC-l financing statement is solely for additional protection of the Purchaser's interest in the MPN Loans and shall not be deemed to contradict the express intent of the Seller and the Purchaser that the transfer of MPN Loans under this Agreement is an absolute assignment of such MPN Loans and is not a transfer of such MPN Loans as security for a debt.

                  Section 13. Eligible Lender Trustee Provisions.

                           (a)      The Eligible Lender Trustee hereby
represents and warrants to the Seller and the Purchaser that the Eligible Lender Trustee has applied for and has received the Secretary of Education's or a Guarantee Agency's designation as an "Eligible Lender" under the Higher Education Act, and the Eligible Lender Trustee has entered into all agreements required to be entered into for participation in the Federal Family Education Loan Program under the Higher Education Act, and to hold title to such loans on behalf of and for the benefit of Purchaser.

                           (b)      The parties hereto agree that upon the
transfer of any FFELP Loans hereunder, Eligible Lender Trustee shall, and hereby does, hold legal title to such FFELP Loans pursuant to the Issuer Eligible Lender Trust Agreement. Subject to the Issuer Eligible Lender Trust Agreement, the Eligible Lender Trustee shall continue to hold legal title to such loans for the benefit of Purchaser until such time as (i) a successor Eligible Lender Trustee is appointed by Purchaser and accepts title to such loans, or (ii) until otherwise agreed by Purchaser in writing.

                  Section 14. Other Provisions.

                           (a)      The Seller shall, at its expense, execute
all other documents and take all other steps as may be requested by the Purchaser or the Eligible Lender Trustee from time to time to effect the sale and contribution hereunder of the FFELP Loans.

                           (b)      This Agreement, including the Exhibits
hereto, sets forth the entire understanding among the parties hereto as to the subject matter set forth herein. The provisions of this Agreement cannot be waived or modified unless such waiver or modification is in writing and signed by parties hereto. Inaction or failure to demand strict performance shall not be deemed a waiver.

                           (c)      This Agreement shall be governed by the laws
of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

                           (d)      All covenants and agreements herein
contained shall extend to and be obligatory upon all successors of the respective parties hereto.

                           (e)      This Agreement may be simultaneously
executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                           (f)      If any provision of this Agreement shall be
held, deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular situation, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other situation or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or paragraphs herein contained shall not affect the remaining portions of this Agreement or any part hereof.

                           (g)      All notices, requests, demands or other
instruments which may or are required to be given by either party to the other shall be in writing, and each shall be deemed to have been properly given when served personally on an officer of the party to whom such notice is given or upon expiration of a period of 72 hours from and after the postmark thereof when mailed, postage prepaid, by registered or certified mail, requesting return receipt, and on the next business day if sent by overnight courier or by telecopy, addressed as follows:

                  If to the Purchaser:

                           PHEAA Student Loan Trust I c/o
                           Wachovia Bank of Delaware, National Association One Rodney Square, Suite 102
                           920 King Street
                           Wilmington, Delaware 19801
                           Attention: Corporate Trust Administration
                           Telephone:  (302) 888 - 7528
                           Facsimile:  (302) 888 - 7544
                  with a copy to the Eligible Lender Trustee at:

                           Manufacturers and Traders Trust Company
                           213 Market Street
                           Harrisburg, PA  17101

                           Attention: Corporate Trust Services
                           Telephone: (717) 255 - 2323
                           Facsimile: (717) 231 - 2608

                  If to the Seller:

                           PHEAA Student Loan Foundation, Inc.
                           1200 North Seventh Street
                           Harrisburg, PA 17102 - 1444
                           Attention: __________________
                           Telephone: (717) _____________
                           Facsimile: (717) ______________

                  with a copy to the Seller Trustee at:

                           Manufacturers and Traders Trust Company
                           213 Market Street
                           Harrisburg, PA  17101

                           Attention: Corporate Trust Services
                           Telephone: (717) 255 - 2323
                           Facsimile: (717) 231 - 2608

                  Any party may change the address and name of the addressee to which subsequent notices are to be sent to it by notice to the others given as aforesaid, but any such notice of change, if sent by mail, shall not be effective until the fifth day after it is mailed.

                           (h)      This Agreement may not be terminated by
either party hereto except in the manner and with the effect herein specifically provided for.

                           (i)      This Agreement shall not be assignable by
the Seller, in whole or in part, without the prior written consent of the Purchaser.

                           (j)      No remedy by the terms of this Agreement
conferred upon or reserved to the Purchaser is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or existing at law or in equity (including, without limitation, the right to equitable relief by way of injunction) or by statute on or after the date of this Agreement.

                           (k)      Acts to be taken by the Purchaser with
respect to acquiring and holding title to FFELP Loans hereunder shall be taken by the Eligible Lender Trustee as directed by the Purchaser in accordance with the terms of the Eligible Lender Trust Agreement dated as of __________, 2003, between the Purchaser the Eligible Lender Trustee. The Eligible Lender Trustee qualifies as an "eligible lender" trustee under the Higher Education Act, and all references herein to the Purchaser shall incorporate by this reference the fact that the Eligible Lender Trustee will be acquiring and holding title to FFELP Loans on behalf of the Purchaser, all as required under the Higher Education Act.

                           (l)      The parties hereto acknowledge that the
credit providers of the Purchaser, through an indenture or other financing arrangement, shall be third party beneficiaries of this Agreement with the power and right to enforce the provisions thereof, and any such credit providers may become an assignee of the Purchaser. The foregoing creates a permissive right on the part of such third party beneficiaries, and such third party beneficiaries shall be under no duties or obligations hereunder.

                  IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

                                        PHEAA STUDENT LOAN FOUNDATION, INC.,
                                        as Seller

                                        By:
                                           -------------------------------------
                                             Name:
                                             Title:

                                        PHEAA STUDENT LOAN TRUST I,
                                        as Purchaser

                                        By: WACHOVIA BANK OF DELAWARE, NATIONAL
                                            ASSOCIATION, as Owner Trustee

                                        By:
                                           -------------------------------------
                                             Name:
                                             Title:

                                        MANUFACTURERS AND TRADERS TRUST
                                        COMPANY, not in its individual capacity
                                        but solely as Seller Trustee and
                                        Eligible Lender Trustee

                                        By:
                                           -------------------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT A

                             LOAN TRANSFER ADDENDUM

                  This Loan Transfer Addendum (the "Addendum") is made and entered into as of ____________, 20__, by and among PHEAA Student Loan Trust I (the "Purchaser") acting by and through Manufacturers and Traders Trust Company, not individually but solely as eligible lender trustee (the "Eligible Lender Trustee"), and PHEAA Student Loan Foundation, Inc. (the "Seller") acting by and through Manufacturers and Traders Trust Company, not individually but solely as eligible lender trustee (the "Seller Trustee").

                  WHEREAS, the parties hereto entered into the Master Loan Sale Agreement, dated as of ________ __, 2003 (the "Agreement"), and the Seller wishes to sell and contribute a portfolio of Eligible Loans (as defined in the Agreement) to the Purchaser, pursuant to and in accordance with the terms and conditions of the Agreement.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

         1. Definitions. All capitalized terms in this Addendum shall have the same meanings given to them in the Agreement, unless otherwise specifically stated herein.

         2. Sale and Contribution of Eligible Loans. Subject to the terms and conditions of the Agreement and in reliance upon the representations, warranties and covenants as set forth in the Agreement, the Seller agrees to sell and contribute to the Eligible Lender Trustee, as trustee under the Eligible Lender Trust Agreement on behalf of the Purchaser, a portfolio of Eligible Loans identified in the Loan Transfer Schedule attached hereto, having an aggregate outstanding principal balance of approximately $_______ (the "Current Purchase Portfolio"). The difference between the fair market value of the FFELP Loans and the purchase price of the Current Purchase Portfolio shall be considered a capital contribution by the Seller to the Purchaser.

         3. Purchase Price. Subject to the terms and conditions of the Agreement, the Purchaser agrees to acquire the Eligible Loans in the Current Purchase Portfolio at a purchase price equal to the sum of (i) ______% of the aggregate unpaid principal balance thereof plus (ii) 100% of the accrued and unpaid interest thereon, each as of the Loan Purchase Date set forth in Section 4 hereof plus (iii) the entire amount of any origination fees which are authorized to be charged by the Higher Education Act with respect to the FFELP Loans being transferred.

         4. Loan Purchase Date. The Loan Purchase Date shall be no later than _______ __, 20__.

         5. Representations and Warranties. The Seller hereby makes the representations and warranties set forth in (i) Section 5 of the Agreement, with respect to all the FFELP Loans and (ii) Section 12 (a) of the Agreement, with respect to the MPN Loans as of the Loan Purchase Date set forth in Section 4 hereof.

         6. Effect on Agreement. This Addendum sets forth the terms of sale and contribution solely with respect to the Current Purchase Portfolio. This Addendum shall have no effect upon any other sale or contribution of any Eligible Loans consummated or contemplated prior to or after the Loan Purchase Date, and all other terms, conditions and agreements contained in the Agreement shall remain in full force and effect. Prior or subsequent sales and contributions of Eligible Loans shall each be governed by a separate Loan Transfer Addendum.

                                        PHEAA STUDENT LOAN FOUNDATION, INC.,
                                        as Seller

                                        By:
                                           -------------------------------------
                                             Name:
                                             Title:

                                        PHEAA STUDENT LOAN TRUST I, as Purchaser

                                        By:  WACHOVIA BANK OF DELAWARE,
                                        NATIONAL ASSOCIATION, as Owner Trustee

                                        By:
                                           -------------------------------------
                                             Name:
                                             Title:

                                        MANUFACTURERS AND TRADERS TRUST COMPANY, not in its individual capacity but solely as Seller Trustee and Eligible Lender Trustee

                                        By:
                                           -------------------------------------
                                             Name:
                                             Title:

                             LOAN TRANSFER SCHEDULE

                                    EXHIBIT B

                          SELLER'S CLOSING CERTIFICATE

                  PHEAA Student Loan Foundation, Inc. (the "Seller") does hereby certify that all representations, warranties and statements by or on behalf of the Seller contained in the Agreement, dated as of _______ __, 2003 (the "Agreement"), by and among the Seller, acting by and through Manufacturers and Traders Trust Company, not individually but solely as eligible lender trustee (the "Seller Trustee"), and PHEAA Student Loan Trust I (the "Purchaser") acting by and through Manufacturers and Traders Trust Company, not individually but solely as eligible lender trustee (the "Eligible Lender Trustee"), are true and correct on and as of _______ __, 20__;

                  FURTHERMORE, the Seller does hereby certify that the following documents, where applicable to each FFELP Loan (as defined in the Agreement) acquired under the Agreement, have heretofore been, or are simultaneously herewith, delivered to the Purchaser or its Custodian, pursuant to subsection 6(d) of the Agreement:

                  - Department of Education application or Guarantee Agency application, as supplemented;

                  -        Interim note(s) for each Loan that is not an MPN
                           Loan;

                  -        Payout note(s) for each Loan that is not an MPN Loan;

                  -        Disclosure and Loan information statement;

                  - Guarantee Agreement, Agreement for Participation in the Guaranteed Loan Program and Notification of Loan Approval by the Guarantee Agency with respect to each Guaranteed Loan (or certified copy thereof);

                  - Any other documentation held by the Seller relating to the history of such Eligible Loan;

                  - Secretary of Education and Guarantee Agency Loan Transfer Statements;

                  -        Evidence of Loan disbursement; and

                  - Any other document required to be submitted with a claim to the Guarantee Agency.

                  In addition, the Seller shall furnish to the Purchaser a copy of the filed Uniform Commercial Code financing statement, if any, securing the interest of the Purchaser in each Eligible Loan upon Seller's receipt thereof from the applicable recording office;

                  IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed and delivered by an officer hereunto duly authorized as of _____ __, 20__.

                                        PHEAA STUDENT LOAN FOUNDATION, INC.

                                        By:
                                           -------------------------------------
                                             Name:
                                             Title:

                                    EXHIBIT C

              BLANKET ENDORSEMENT OF STUDENT LOAN PROMISSORY NOTES

                  Pursuant to the Agreement, dated as of _______ __, 2003 (the "Agreement"), the undersigned ("Seller"), by execution of this instrument, hereby endorses all promissory notes purchased by Manufacturers and Traders Trust Company, as eligible lender trustee (the "Eligible Lender Trustee"), for PHEAA Student Loan Trust I (the "Purchaser"). This endorsement is in blank, unrestricted form. This endorsement is without recourse, except as provided under the terms of the Agreement. All right, title, and interest of Seller in and to the promissory notes and related documentation identified in the attached loan ledger are transferred and assigned to the Eligible Lender Trustee on behalf of the Purchaser.

                  This endorsement may be further manifested by attaching this instrument or a facsimile hereof to each or any of the Promissory Notes and related documentation acquired by the Eligible Lender Trustee on behalf of the Purchaser from Seller, or by attaching this instrument to the loan ledger schedule, as the Purchaser may require or deem necessary. Dated this __________ __, 20__.

                                        PHEAA STUDENT LOAN FOUNDATION, INC.

                                        By:
                                           -------------------------------------
                                             Name:
                                             Title:

                                    EXHIBIT D

                                  BILL OF SALE

                  FOR VALUE RECEIVED, PHEAA Student Loan Foundation, Inc. (the "Seller"), pursuant to the terms and conditions of the Agreement, dated as of _________ __, 2003 (the "Agreement"), by and among the Seller, acting by and through Manufacturers and Traders Trust Company, not individually but solely as eligible lender trustee (the "Seller Trustee"), and PHEAA Student Loan Trust I (the "Purchaser") acting by and through Manufacturers and Traders Trust Company, not individually but solely as eligible lender trustee (the "Eligible Lender Trustee"), does hereby sell, contribute, and transfer to the Eligible Lender Trustee on behalf of the Purchaser and its successors and assigns, all right, title and interest of the Seller in and to the following:

                  (1) The loans described in ANNEX I, attached hereto (the "Loans"), including any guarantees of the Loans issued by a guarantee agency pursuant to the Federal Family Education Loan Program (20 U.S.C. ss. 1071 et seq.);

                  (2) All promissory notes and related documentation evidencing the indebtedness represented by such Loans; and

                  (3) All proceeds of the foregoing including, without limitation, all payments made by the obligor thereunder or with respect thereto, all guarantee payments made by any guarantee agency with respect thereto, and all interest benefit payments and special allowance payments with respect thereto made under Title IV, Part B, of the Higher Education Act of 1965, as amended, and all rights to receive such payments, but excluding any proceeds of the sale and contribution made hereby.

                  TO HAVE AND TO HOLD the same unto the Eligible Lender Trustee on behalf of the Purchaser, its successors and assigns, forever. This Bill of Sale is made pursuant to and is subject to the terms and provisions of the Agreement, and is without recourse, except as provided in the Agreement.

                  IN WITNESS WHEREOF, the Seller has caused this instrument to be executed by one of its officers duly authorized to be effective as of _______ __, 20__.

                                        PHEAA STUDENT LOAN FOUNDATION, INC.

                                        By:
                                           -------------------------------------
                                             Name:
                                             Title: